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                                 EXHIBIT 4.

SmartBuy (the "Plan") is the stock purchase and dividend reinvestment program for employees of Pennsylvania Commerce Bancorp, Inc. and its subsidiaries (collectively the "Company"). It provides an easy and convenient way for employees to invest in the Common Stock of the Company (the "Common Stock") via payroll deduction. The Plan Administrator is Financial Management Associates.

This brochure provides information and answers the most commonly asked questions about the Plan. If you have additional questions or need more information, contact the Human Resources Department.

Eligibility

All full-time and part-time employees, 18 years of age or older, with at least one full year of continuous service are eligible to join the Plan. Officers are eligible to participate from the first date of employment.

Enrollment

You can enroll in the Plan any time after you are eligible. To enroll:

     1. Complete all parts of the enrollment form on the last page of this brochure.

     2. Make sure you indicate the amount of your payroll deduction and sign where indicated.

     3.   Send the completed form to the Human Resources Department.

Payroll Deduction Authorization

You must specify the amount to be withheld from your pay. The minimum deduction is $25 per month for non-officers and $50 per month for officers. The payroll deduction may be changed or terminated at any time by submitting a written request to the Human Resources Department. The start, change, or termination of deductions will become effective as soon as possible after your written payroll deduction authorization form is received by the Human Resources Department.

Payroll Deductions

Authorized payroll deductions will be made on the first two pay periods of the month and the money held in a non-interest bearing account. On a quarterly basis all funds deducted will be combined and invested in Common Stock.

Purchasing Stock

Once you enroll in the Plan and begin payroll deductions, the Plan Administrator will establish an individual account in your name. The number of share purchased will depend on the market price of the stock at the time the purchase is made. Full shares as well as fractional shares will be allocated to your account.

Dividends

Your account will be credited with all dividends paid on the full shares and any fractional interest in shares purchased and held in your account. Cash dividends will be reinvested in Common Stock on the payment date of a particular dividend. Also, these shares will be issued at a 3% discount from the current market price.
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Stock dividends and/or any stock splits with respect to shares held in your account will be credited to the account.

Withdrawal of Shares

You may withdraw a portion of the share of Common Stock credited to your account by notifying the Plan Administrator in writing and specifying the number of shares you wish to withdraw. Also, you may instruct the Plan Administrator at any time to terminate your participation in the Plan. The Plan Administrator will send you a certificate representing the whole shares of Common Stock in your account and a check equal to the cash value of any fractional shares.

You may contact the Shareholder Relations Department at 972-2870 if you need assistance in locating a stockbroker to handle the sale of your shares of Common Stock.

Account Statements

You will receive a quarterly statement from the Plan Administrator detailing activity which occurred in your account. The Plan Administrator keeps records, sends quarterly statements and performs other administrative duties relating to the Plan.

Questions regarding your quarterly statement should be directed to the Plan Administrator.

Shareholder Reports

The Plan Administrator will promptly deliver to you all notices of shareholder meetings, proxy statements, annual and quarterly reports, and other materials distributed by the Company to its stockholders. If proxies are distributed, the full shares of stock in your account will be voted in accordance with your signed instructions duly delivered to the Plan Administrator.

There will be no charge to you for the Plan Administrator's custody of stock certificates or in connection with notices, proxies, or other such materials.

Closing Your Account

Terminating payroll deductions will not automatically close your account with the Plan Administrator -- you must contact the Plan Administrator directly to cease participation in the Plan. Upon electing to terminate participation, the Plan Administrator will send a certificate for the whole shares of Common Stock in your account.

Stock Market Investments

Stock prices vary from day to day. Prices are not fixed or regulated - they depend on the basic law of supply and demand.

There is no guarantee under the Plan against loss because of market fluctuations. In seeking the benefits of share ownership, you must also accept the risks.

Participation in the Plan is entirely voluntary and the Company makes no recommendations to its employees with respect to the purchase of Common Stock and participation in this Plan. The Company has reserved the right to amend or discontinue the Plan or to discontinue the use of its payroll deduction facilities for this purpose at any time.
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QUESTIONS AND ANSWERS

Here are answers to the most frequently asked questions about the Plan.

What are the advantages of the Plan?

The Plan offers you a convenient method for becoming a stockholder in the Company. It encourages regular, scheduled investing and is a means of supplementing your individual investment savings program.

How much stock will be bought for me?

Each quarter, the Plan Administrator will purchase for you as many full shares and/or fractional shares as the funds deducted from your pay will allow. There is no limit to the number of shares you may accumulate in your account.

What if the money I'm investing won=t buy an even number of shares or a full share?

It makes no difference since you are buying stock by the dollars worth instead of by the share. That's why you may see fractional shares on your quarterly statement.

What happens to the shares of stock that are purchased for me?

Once the shares have been purchased for you, they will be held by the Plan Administrator. No stock certificates will be issued to you unless you make a direct request. Upon receipt of a request, the Plan Administrator will deliver a stock certificate to you for the full shares accumulated in your account.

What do I receive to show i own stock?

No actual stock certificate for the shares you own will be issued to you unless requested. You will receive a quarterly statement summarizing all activity in your account for the previous three months.

The statement will show your name and address, the number of shares purchased, the price per share for those shares purchased during the quarter, the total shares accumulated, the total value of those shares as of the statement date, plus other valuable information.

Will I receive information provided to stockholders?

You will receive any material received by the Plan Administrator and issued by the Company for the benefit and information of its stockholders, such as annual and quarterly reports, interim reports, and proxy material.

What happens if I stop my payroll deductions?

If for any reason you notify the Company to discontinue your payroll deductions, the Plan Administrator will continue your account unless you elect to close it. To close your account, you may request the Plan Administrator to send you a stock certificate for the number of full shares you own plus a check for the net proceeds for any fractional interest in a share credited to you.

You may re-enter the Plan at any time by completing an enrollment form and forwarding it to the Human Resources Department. You will not receive an additional 10 shares of Common Stock at the time of re-enrollment.
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What happens if I leave the Company or its subsidiaries?

It is not necessary that your accumulated shares be sold if you leave. You will still have an account with the Plan Administrator and can still buy stock at a 3% discount by making direct payments. If you request, your account will be closed as explained above.

Can I invest my own funds without payroll deductions?

Once your Plan account is established you can invest up to $5,000 per quarter through a combination of payroll deductions or direct payments to the Plan Administrator. All transactions will be made at a 3% discount from the current market price.

Can I change my payroll deduction amount?

You can change your payroll deduction amount at any time by submitting a written request to the payroll department. However, you must stay at or above the minimum deduction amount for officers and non-officers.

Do I have to pay taxes on this Plan?

Any transactions in this Plan, especially the sale of stock, are subject to the normal, federal, state and local taxes that apply to stock transactions. You should consult your tax advisor if you have any questions concerning the tax implications of buying or selling stocks.

What records must I keep?

The quarterly statements from the Plan Administrator will indicate the number of shares purchased and the cost of the shares. You should always keep your quarterly statements because the information they contain will be necessary for tax reporting purposes.

Whom do I contact if I have questions concerning my account?

                                Write or call:

                        Financial Management Associates
                            1631 North Front Street
                             Harrisburg, PA 17102
                                (717) 232-8850

Is this a complete description of the Plan?

This brochure is a convenient source of information if you have any questions about the Plan. A full explanation of the Plan may be found in the Prospectus for the Pennsylvania Commerce Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan.

If there is a discrepancy between the description presented in this brochure and the Prospectus, the Prospectus will govern. The Prospectus is available from the Human Resources Department.

Additional questions may be answered by the Human Resources Department.
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Enroll me as a participant in the Plan. As a participant, I understand that I will receive, as a contribution from the Company, ten shares of Common Stock without the payment of any service charge or brokerage commission.

As a participant in the Plan, I will be eligible to purchase shares of Common Stock at a 3% discount from the current market price without payment of any service charge or brokerage commissions. The Plan will require that I have a minimum monthly payroll deduction to purchase Common Stock as follows:

          .  Non-Officers:  An amount of at least $25 per month

          .  Officers:      An amount of at least $50 per month

Please note: Deductions from salary payments may not total more than $5,000 per quarterly investment period.

I authorize the payroll deduction of $______________ from each regular salary payment. This amount will continue to be deducted until written notification is received by the Human Resources Department to change or discontinue my payroll deduction. Payroll deductions will be made twice each month. No deduction will be made on the third pay during those months in which a third payroll occurs.

Purchase of Common Stock directly from the Company with deductions from salary payments will occur quarterly. Purchase of Common Stock directly from the Company with reinvested dividends will occur on the payment date of a particular dividend.

                  Please fill out reverse side if interested
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               The following information is needed to establish
          my account:

          -----------------------------------------------------
          Social Security Number

          -----------------------------------------------------
          Department

          -----------------------------------------------------
          First Name      Middle Initial

          -----------------------------------------------------
          Last Name

          -----------------------------------------------------
          Street Address      Apt. Number

          -----------------------------------------------------
          City                        State            Zip Code


          I have received and read the Prospectus from the Pennsylvania Commerce Bancorp, Inc. Dividend
          Reinvestment and Stock Purchase Plan.

          I have been a prior participant in the SmartBuy
          Plan                   _______ Yes     ______ No


          -----------------------------------------------------
          Signed                                         Date


          Send the completed form to the Human Resources
          Department.